ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
MARCH 31, 2022 FINANCIAL POSITION AND Q1 RESULTS

VERO BEACH, Florida -- April 27, 2022 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's March 31, 2022 financial position and Q1 results.

ARMOUR's March 31, 2022 Financial Position
◦Book value per common share was $8.48.
◦Liquidity, including cash and unencumbered agency and U.S. government securities, was $628.3 million.
◦Portfolio composition was 85% Agency mortgage-backed securities ("MBS"), including To Be Announced ("TBA") Securities and 15% U.S. Treasury Securities.
◦Debt to equity ratio was 6.3 to 1 (based on repurchase agreements divided by total stockholders’ equity). Leverage, including TBA Securities, was 7.0 to 1.
◦Interest Rate swap contracts totaled $7.4 billion of notional amount, representing 103% of total repurchase agreement and TBA Securities liabilities.
ARMOUR's Q1 2022 Highlights
◦Paid common stock dividends of $0.10 per share per month.
◦Comprehensive loss related to common stockholders of $(148.0) million or $(1.54) per common share, which represents an annualized return of (60)% based on equity attributable to common stockholders at the beginning of the quarter.
◦Net interest income of $30.9 million.
◦Distributable Earnings available to common stockholders (see explanation of this non-GAAP measure on page 3) of $26.7 million which represents $0.28 per common share.
◦Issued 6,161,156 shares of common stock through at the market offering programs, raising $54.4 million of capital after fees and expenses.
◦Net interest margin increased to 1.78%, up 3 basis points from the prior quarter.

Book Value, December 31, 2021	$10.33
Comprehensive loss per common share	(1.54)
Less: Common dividends per common share	(0.30)
Capital Raising Activities	(0.01)
Book Value, March 31, 2022	$8.48
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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022
Book value per common share consisted of:

March 31, 2022
(in millions except per share)
Common stock - 100,361,261 shares outstanding	$0.1
Additional paid-in capital	3,458.5
Cumulative distributions to stockholders	(1,870.1)
Accumulated net loss	(595.0)
Accumulated other comprehensive income	28.4
Total Stockholders' Equity	$1,021.9
Less: liquidation preference - 7.00% Cumulative Redeemable Preferred C Stock - 6,846,978 shares outstanding	(171.2)
Equity Attributable to Common Stockholders	$850.7
Book value per common share	$8.48

The major drivers of the change in the Company's financial position during Q1 were:

Q1 2022
(in millions)
Total Stockholders' Equity – Beginning	$1,143.6
Comprehensive Income (Loss)
Investment in securities (1)
Loss on MBS	$(332.9)
Loss on U.S. Treasury Securities	(78.4)
Loss on TBA Securities	(99.2)
Interest rate swaps
Net interest expense	(6.3)
Unrealized gain	350.1
Net Interest Income	30.9
Total Expenses after fees waived (2)	(9.2)
Total Comprehensive Loss	$(145.0)

Capital Activities
Issuance of common stock	55.4
Dividends	(32.1)
Total Stockholders' Equity – Ending	$1,021.9
(1)Includes both realized and unrealized gains and losses.
(2)The Company’s external manager has waived a portion of its contractual management fee at the rate of $0.65 million per month until further notice.

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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022

Condensed balance sheet information:	March 31, 2022
(in millions)
Assets
Cash	$316.9
Cash collateral posted to counterparties	9.3
Investments in securities, at fair value:
Agency Securities	6,399.3
U.S. Treasury Securities	1,258.0
Derivatives, at fair value	543.2
Accrued interest receivable	17.4
Prepaid and other	57.8
Subordinated loan to BUCKLER	105.0
Total Assets	$8,706.9

Liabilities:
Repurchase agreements	$6,440.0
Cash collateral posted by counterparties	549.7
Payable for unsettled purchases	687.3
Derivatives, at fair value	0.5
Accrued interest payable- repurchase agreements	1.0
Accounts payable and other accrued expenses	6.5
Total Liabilities	7,685.0

Stockholders’ Equity:
7.00% Cumulative Redeemable Preferred C Stock ($0.001 par value per share, $25.00 per share liquidation preference) - 6,846,978 shares outstanding	$—
Common stock ($0.001 par value per share) - 100,361,261 shares outstanding:	0.1
Additional paid-in capital	3,458.5
Cumulative distributions to stockholders	(1,870.1)
Accumulated net loss	(595.0)
Accumulated other comprehensive income	28.4
Total Stockholders’ Equity	$1,021.9
Total Liabilities and Stockholders’ Equity	$8,706.9

Distributable Earnings, Including TBA Drop Income
Distributable Earnings (defined in more detail below) is a non-GAAP measure defined as net interest income plus TBA Drop Income minus hedging costs and net operating expenses. Distributable Earnings differs from GAAP total comprehensive loss, which include gains and losses and market value adjustments as described below.
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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022
For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Distributable Earnings, including TBA Drop income, excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Distributable Earnings and Distributable Earnings per common share are useful to investors because our Board of Directors considers Distributable Earnings and Distributable Earnings per common share when determining the level of dividends on our common stock. Distributable Earnings and Distributable Earnings per common share tend to be more stable over time and this practice is designed to increase the stability of our common stock dividend from month to month. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022
The elements of ARMOUR’s Distributable Earnings and Distributable Earnings per common share and a reconciliation of those amounts to the Company’s Total Comprehensive Loss and Comprehensive loss per common share appear below:

Q1 2022 (unaudited)
(in millions)
Net Interest Income	$30.9
TBA Drop Income	14.3
Net interest expense on interest rate swaps	(6.3)
Total Expenses after fees waived	(9.2)
Distributable Earnings	$29.7
Dividends on Preferred Stock	$(3.0)
Distributable Earnings available to common stockholders	$26.7
Distributable Earnings per common share	$0.28

Distributable Earnings	$29.7
Loss on MBS	(332.9)
Loss on U.S. Treasury Securities	(78.4)
Loss on TBA Securities, less TBA Drop Income	(113.5)
Unrealized gain on interest rate swaps	350.1
Total Comprehensive Loss	$(145.0)
Dividends on Preferred Stock	$(3.0)
Comprehensive loss related to common stockholders	$(148.0)
Comprehensive loss per common share	$(1.54)
Weighted average common shares outstanding - 96,225,891
Company Update
At the close of business on April 26, 2022:
◦Common stock outstanding of 103,170,033 shares; 7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $171.2 million.
◦Book value per common share was estimated to be $7.63.
◦Liquidity, including cash and unencumbered securities, exceeded $646.2 million.
◦Securities portfolio included approximately $8.2 billion of Agency MBS (including TBA Securities) and U.S. Treasury Securities.
◦Debt to equity ratio (based on repurchase agreements divided by total stockholders' equity) was approximately 6.2 to 1. Leverage, including TBA Securities was approximately 7.5 to 1.

Between April 1, 2022 and April 14, 2022, we issued 2,809 shares under our 2021 Common stock ATM Sales Agreement for proceeds of $22,974 net of issuance costs and commissions of $231.

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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022
Dividends
ARMOUR paid monthly cash dividends of $0.10 per share of the Company’s common stock for each month in Q1 2022. ARMOUR will pay common stock dividends of $0.10 per share on April 29, 2022 to holders of record on April 18, 2022. ARMOUR previously announced the May common stock dividends of $0.10 per share to be paid on May 27, 2022 to holders of record on May 16, 2022. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q1 2022. ARMOUR paid Series C Preferred Stock dividends of $0.14583 per share on April 27, 2022 to holders of record on April 15, 2022. ARMOUR previously announced the May and June Series C Preferred Stock dividends of $0.14583 per share to be paid on May 27, 2022 and June 27, 2022 to holders of record on May 15, 2022 and June 15, 2022, respectively.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2022 operating results on Thursday, April 28, 2022, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=cFnxnwvv. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, the impact of the COVID-19 pandemic on the Company's operational and financial performance and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
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ARMOUR Residential REIT, Inc. Announces March 31, 2022 Financial Position and Q1 Results

April 27, 2022
Additional Information and Where to Find It
Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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